NEWS RELEASE

Exhibit 99.1

Vanguard Natural Resources Announces Pricing of Its Public Offering of 4.15 Million Common Units

Houston, October 7, 2010 – Vanguard Natural Resources, LLC (NYSE: VNR) (the  “Company”) today announced the pricing of its public offering of 4,150,000 common units representing limited liability company interests in the Company at a price of $25.40 per unit. The underwriters have been granted a 30-day option to purchase up to an additional 622,500 common units from the Company at the public offering price less the underwriting discount. The offering is expected to settle and close on October 13, 2010, subject to customary closing conditions.

The Company expects to receive net proceeds of approximately $100.9 million (or approximately $116.0 million if the underwriters exercise their option to purchase an additional 622,500 common units), after deducting underwriting discounts and estimated offering expenses, from the offering and intends to use the net proceeds from the offering to repay indebtedness outstanding under its reserve-based credit facility and to repurchase 75,000 common units each from the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust.

Wells Fargo Securities, Citi, Barclays Capital and RBC Capital Markets acted as joint book-running managers for the offering. When available, a copy of the prospectus supplement and the related base prospectus relating to the offering may be obtained from:

Wells Fargo Securities
375 Park Avenue
New York, New York 10152
Attention: Equity Syndicate
Phone: (800) 326-5897
equity.syndicate@wellsfargo.com

Citi
Attention: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220
Phone: (800) 831-9146
batprospectusdept@citi.com

Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Phone: (888) 603-5847
Barclaysprospectus@broadridge.com

RBC Capital Markets
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Attention: Equity Syndicate
Phone: (877) 822-4089

The shelf registration statement relating to these securities has previously been filed with the Securities and Exchange Commission and declared effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy common units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas and Mississippi.

The Company’s principal executive offices are located at 5847 San Felipe, Suite 3000, Houston Texas 77057 and its telephone number is (832) 327-2255.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute the Company’s business plan, prices and demand for oil, natural gas and natural gas liquids, the Company’s ability to replace reserves and efficiently develop its current reserves and other important factors that could cause actual results to differ materially from those projected, as described more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Vanguard Natural Resources, LLC

Investor Relations

Lisa Godfrey, 832-327-2234

investorrelations@vnrllc.com